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EXHIBIT 10.14

                             SECURED PROMISSORY NOTE


$2,843,017.33                                                     August 1, 2001
Twenty-Four Month Maturity                                  San Jose, California

         For value received IVG Corp., a Delaware corporation ("PAYOR"), hereby unconditionally promises to pay to Swan Magnetics, Inc., a/k/a Swan Instruments, Inc., a California Corporation located at 2982 Scott Boulevard, Santa Clara, California 95054 ("SWAN"), or its assigns ("HOLDER") the aggregate unpaid principal amount of TWO MILLION EIGHT HUNDRED FORTY-THREE THOUSAND SEVENTEEN AND 33/100 DOLLARS ($2,843,017.33), plus accrued interest on the principal hereof outstanding from time to time, pursuant to the terms and conditions of this Secured Promissory Note (this "NOTE").

         1. DESCRIPTION OF PRINCIPAL; SETTLEMENT AND SECURITY AGREEMENTS. The principal amount of this Note represents: (a) the principal and all accrued interest as of the date hereof under the Promissory Notes described on Schedule 1 attached hereto (the "PREVIOUS NOTES") plus (b) the amount of the loans by Swan to Payor described on Schedule 1 (the "PREVIOUS LOANS") plus (c) an additional loan made by Swan to Payor as of the date hereof in the amount of one hundred fifty thousand dollars ($150,000.00). This Note supersedes the terms and conditions of all Previous Notes and Previous Loans. This Note is executed and delivered in connection with that certain Settlement Agreement, dated as of even date herewith. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement, dated as of July 18, 2000, by and between Payor and Holder, as amended and/or superseded from time to time (the "SECURITY AGREEMENT").

         2. MATURITY; PRINCIPAL AND INTEREST. Holder promises to pay: (a) the principal amount and (b) interest on the principal amount at the rate of the lesser of: (i) the maximum amount permitted by law, and (ii) eight percent (8%) per annum, compounded annually, based on a Three Hundred Sixty-Five day year. Holder shall pay the principal and all unpaid accrued interest in a lump sum on August 1, 2003 (the "MATURITY DATE"). All payments of principal and interest hereunder shall be in lawful money of the United States of America and shall be made to Holder. All payments shall be applied first to accrued interest and thereafter to principal. Without prejudice to the other rights of Holder pursuant to this Note or the Security Agreement, if Payor fails to pay any amounts due on this Note on or before the Maturity Date, all unpaid amounts shall accrue interest at the lesser of: (a) the maximum amount permitted by law and (b) eight percent (8%) per annum, until paid.

         3. RIGHT TO PREPAY. Payor shall have the right to prepay all or any part of the unpaid principal or interest hereof, without penalty.

         4. CONVERSION. Holder shall have the right to convert, at any time, up to One Million Dollars of the principal amount of this Note into shares of common stock of Payor at a price of Two Dollars ($2.00) per share (as adjusted for stock splits, stock dividends, recapitalizations, combinations and the like). Within ten (10) days of notice of such conversion, Payor shall deliver to Holder shares of common stock of IVG, twenty percent (20%) of which shall be unrestricted, registered, freely trading shares and eighty percent (80%) of which shall be restricted. Upon any such conversion, Holder shall surrender this Note for cancellation and reissuance for an adjusted principal amount reflecting the amount of the principal converted.

         5. ACCELERATION. If, prior to the Maturity Date: (a) there is an Event of Default (as defined in the Security Agreement), or (b) Payor enters into an agreement for a merger, consolidation or series of transactions in which more than fifty percent (50%) of Payor's voting power is transferred or for the sale of all or substantially all the assets of Payor, or (c) Payor breaches any of the terms of that certain Voting Agreement or Settlement Agreement of even date herewith, between Payor and Swan, which breach remains uncured after ten days' notice and opportunity to cure to Payor, in each case, Holder may demand payment of the outstanding principal balance of this Note plus all unpaid accrued interest as of the date of such demand, without regard to time limitations set forth above.

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         6. ATTORNEYS' FEES. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

         7. NO DEMAND REQUIRED. Payor hereby waives demand, notice of nonpayment, presentment, protest and notice of dishonor, and any and all other notices and demands whatsoever, and agrees to remain bound until the principal and interest owed hereunder are paid in full.

         8. INVALIDITY. If any provision of this Note, or the application of it to any party or circumstance is held to be invalid, the same shall be ineffective, but the remainder of this Note, and the application of such provisions to other parties or circumstances, shall not be affected thereby.

         9. SUCCESSORS, ASSIGNMENT. The terms and conditions of this Note shall apply to and bind the heirs, successors, legal representatives and assigns of the parties; PROVIDED, HOWEVER, that Payor's obligations under this Note may not be assigned without the prior written consent of Holder.

         10. GOVERNING LAW AND SELECTION OF FORUM. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California and to be performed entirely within the State of California. The parties agree that any litigation concerning this Note shall take place in California state court - - in the Superior Court for Santa Clara County. Each party hereby consents to the jurisdiction of that court.

                                                     IVG CORP.


                                                     By:   /S/ ELORIAN LANDERS
                                                       -----------------------



                                                     Its:  CEO
                                                         ---------------------
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                                   SCHEDULE 1

                                 PREVIOUS NOTES
                                 --------------

DATE                                     BALANCE (INCLUDING
                                         PRINCIPAL AND ACCRUED INTEREST)
                                         AS OF THE DATE HEREOF
January 22, 2001                         $104,250.85
December 12, 2000                        $525,424.88
October 31, 2000                         $530,027.66
July 18, 2000                            $1,083,313.94
                                  Total  $2,243,017.33


                                 PREVIOUS LOANS
                                 --------------

DATE                                     BALANCE AS OF THE DATE HEREOF
June 1, 2001                             $250,000.00
July 1, 2001                             $100,000.00
December 12, 2000                        $100,000.00
                                  TOTAL  $450,000.00